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                                                                    EXHIBIT 99.0


              [letterhead of Morgenthaler Venture Partners V, L.P.]



                                                              [date]

Edward L. Lundstrom
President and CEO
Sheldahl, Inc.
1150 Sheldahl Road
Northfield, MN 55057

Dear Ed:

         Reference is made to the 8.0% Note (the "Note"), dated August 15, 2000, made by Sheldahl, Inc. ("Sheldahl") and payable to the order of Morgenthaler Venture Partners V, L.P. This letter will confirm the following:

1.       "Maturity Date,"  shall mean the earlier of:

         a. the "Final Date," as defined in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 9, 2000, among Sheldahl, Inc., IFT West Acquisition Company, International Flex Holdings, Inc. ("IFH") and the stockholders of IFH, and

         b. the date on which the Merger Agreement shall have been terminated pursuant to section 7.1 thereof.

2. No statement made in any submissions by or on behalf of Sheldahl to the Nasdaq Stock Market pursuant to and in connection with the transactions contemplated by the Merger Agreement, the Stock Purchase Agreement (as defined in the Merger Agreement) and the Subordinated Debt Agreement (as defined in the Merger Agreement) shall be deemed to be an Event of Default under section 8(a) of the Note.

                                          Very truly yours,

                                          Morgenthaler Venture Partners V, L.P.


                                          By: /s/ JOHN D. LUTSI
                                              ---------------------------------
                                              Name:  John D. Lutsi
                                              Title: General Partner